Exhibit 11.1 - Computation of Earnings Per Common Share

                              CONGOLEUM CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     Years Ended December 31,
                                                  ------------------------------
Basic Earnings Per Common Share:                     1998      1997      1996
                                                     ----      ----      ----

Income before extraordinary item                    $9,853    $7,020   $12,097

Extraordinary item - early retirement of debt,
net of income tax benefit                           (2,413)     (279)        0
                                                   -------   -------   -------

Net income                                          $7,440    $6,741   $12,097
                                                   =======   =======   =======

Weighted average common shares outstanding           9,038     9,837     9,997
                                                   =======   =======   =======

Income per common share before extraordinary item    $1.09     $0.72     $1.21

Extraordinary item                                   (0.27)    (0.03)     0.00
                                                   -------   -------   -------

Net income per common share                          $0.82     $0.69     $1.21
                                                   =======   =======   =======

Diluted Earnings Per Common Share:

Income before extraordinary item                    $9,853    $7,020   $12,097

Extraordinary item - early retirement of debt,
net of income tax benefit                           (2,413)     (279)        0
                                                   -------   -------   -------

Net income                                          $7,440    $6,741   $12,097
                                                   =======   =======   =======

Weighted average common shares outstanding           9,038     9,837     9,997

Effect of assumed exercise of dilutive stock
options (1)                                              0         2        10
                                                   -------   -------   -------

Weighted average common and common equivalent
shares                                               9,038     9,839    10,007
                                                   =======   =======   =======

Income per common share before extraordinary item    $1.09     $0.72     $1.21

Extraordinary item                                   (0.27)    (0.03)     0.00
                                                   -------   -------   -------

Net income per common share                          $0.82     $0.69     $1.21
                                                   =======   =======   =======

(1) Computed based on the Treasury Stock method.